EIGHTH AMENDMENT TO THE
AON DEFERRED COMPENSATION PLAN
This Eighth Amendment (“Amendment”) to the Aon Deferred Compensation Plan, as amended and restated effective November 17, 2016 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.
RECITALS
WHEREAS, pursuant to Section 6.05 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan, and, pursuant to Section 1.04 of the Plan, the Organization and Compensation Committee of Aon (the “OCC“) has authority to act for the Board with respect to the Plan; and
WHEREAS, pursuant to resolutions of the OCC dated June 13, 2016, the OCC delegated authority to Aon’s Administrative Committee (the “Committee”) to make certain amendments to the Plan; and
WHEREAS, pursuant to the resolutions of the Committee dated September 11, 2025, the Committee approved, and delegated to Company management authority to execute, an amendment of the Plan to effect a partial Plan termination with respect to certain participants.
NOW THEREFORE, the Plan is hereby amended, effective as of July 31, 2025, by adding the following new Section 4 to Supplement B of the Plan:
“4.    Partial Plan Termination – Stroz Friedberg and Elysium Digital. The Plan shall be terminated and liquidated, effective July 31, 2025, solely with respect to all Participants who experienced a ‘change in control event’ (within the meaning of Code Section 409A) in connection with the sale of Aon’s Stroz Friedberg, Inc. and Elysium Digital, LLC businesses. Such termination and liquidation will be administered in accordance with Section 1.409A-3(j)(4)(ix)(B), with the entire vested balance of each such Participant’s account, determined as of February 28, 2026, to be distributed no later than March 15, 2026.”

In addition, the Committee is authorized to make any additional adjustments to the plan document language to effect the intent of the foregoing, including but not limited to providing a restatement of the plan document incorporating such changes and all previous amendments.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan be executed on its behalf by its duly authorized officers, this 22nd day of December 2025.

AON CORPORATION
By:
/s/ Lisa Stevens_______________
Lisa Stevens
Chief Administrative Officer